CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement"), effective as of May 20, 2022 (the "Effective Date") is by and between Collapsible Revolution, LLC, a Wyoming LLC (hereinafter, "Client" or "Company" or "Companies") and Meraki Partners, LLC (hereinafter, "Consultant") and sets forth the terms and conditions under which Consultant will provide consulting services to Client.

WITNESSETH:

A. Whereas, the Consultant provides various consulting services to management of public and private companies;

B. Whereas, the Client requires assistance with various matters pertaining to a direct listing of its' common stock;

C. Whereas, the Client desires to engage Consultant and Consultant desires to accept the engagement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. **Appointment and Engagement.** The Client hereby appoints and engages Consultant to perform the Services (as defined below) and Consultant accepts such appointment and engagement.

2. **Authority and Description of Services.**

(a) During the Term of this Agreement, Consultant will provide consulting services relating to a direct listing by the Company of its common stock, from time to time as reasonably requested by the Client or its designees and as reasonably agreed to by Consultant (collectively, the "Services") including, without limitation, any or all of the following: advise on public listing strategy, advise on the preparation of an investment presentation, advise on preparation of a private placement, advise on selecting a corporate attorney to assist with relevant organizational matters, advise on selecting a securities attorney to assist with the relevant regulations, advise on selecting an accounting firm to prepare financial statements in conformity with the relevant regulations, advise on selecting auditors to prepare an audit of financial statements in conformity with the relevant regulations, advise on preparing a registration statement to be reviewed by the relevant regulatory agencies, advise on responses to comment letters from the relevant regulatory agencies, assist in the selection of a transfer agent, assist in the selection of a market maker, and advise on response to comments from the market maker relating to the Client's securities being quoted. For avoidance of doubt, Consultant's Services do not include the actual drafting or filings of the documents (e.g., registration statements) included herein.

(b) Consultant's activities pursuant to this Agreement or as contemplated by this

Agreement do not constitute and shall not constitute acting as a securities broker, dealer, finder, lawyer, accountant, market maker, or investment advisor.

3. **Compensation.**

(a) As full compensation for the Services and the rights granted to Client and the Companies in this Agreement, Client shall pay Consultant as follows:

(i) A fee of $90,000 (the "Cash Fee"), payable as follows: (a) $20,000 upon execution of this Agreement; (b) $20,000 upon filing of a prospectus; (c) $25,000 upon notification by the applicable regulatory agency that the review of the prospectus has been completed; and (d) $25,000 upon notification that the common shares have been approved for publication, listing, or quotation; and

(ii) A fee of the Company's restricted common stock (the "Restricted Shares"), $0.001 par value per share (the "Common Shares"), equivalent to 10%, of the shares outstanding as of the date of this Agreement, which shares shall be registered on the next Form S-1 or other comparable registration statement filed by the Company in the United States or Canada; and

(b) The Cash Fee and Restricted Shares payable to Consultant ("the Fee") is deemed earned upon execution of this Agreement and is, or shall be, paid to Consultant for assuring Consultant's availability to perform the Services. If for any reason, the Client determines that it shall not proceed to utilize the Consultant's Services, the Client agrees that the Consultant shall be, is entitled to, and make, full payment of the Fee within three (3) days of notice by either Client or Consultant that Client is discontinuing or failing to proceed with the Consultant's Services.

(c) The Consultant shall have the sole right to assign any part of the Fee to any party.

4. **Securities Matters.**

(a) Exemption and Limitation on Resale.

(i) The offer and sale of the Securities by the Company to Consultant is exempt from the 1933 Act and the Company has complied and will comply with all requirements of such exemption in all respects.

(ii) Each certificate representing Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR

OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

(b) Rule 144 and Resale.

(i) Upon Consultant informing the Company in writing that it intends to sell or transfer all or any portion of the Securities that are eligible for resale under Rule 144 promulgated under the Securities Act (including any Rule adopted in substitution or replacement thereof), the Company will allow such sale or transfer and not interfere in any way with such sale or transfer. In addition, the Company will certify in writing to any person at the request of Consultant that the Company is in compliance with the Rule 144 current public information requirements to enable Consultant to sell such person's securities under Rule 144 [only if Rule 144 is available for the sale], and as may be applicable under the circumstances. If any certificate representing the Securities is presented to the Company's transfer agent for registration or transfer in connection with any sales theretofore made in compliance with the securities laws, whether because the Securities are subject to an effective registration statement under the Securities Act or are eligible for resale under Rule 144 [provided such certificate is duly endorsed for transfer by the appropriate person or accompanied by a separate stock power duly executed by the appropriate person in each case], the Company will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such Securities to the transferee. All costs of such transfer shall be borne by the Company including the costs of any legal opinion. The Company shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such Securities of common stock or the resale by Consultant.

(iii) Obligation to satisfy Public Information.

(a) In order to satisfy the adequate public informational requirements of Rule 144, the Company will file all reports with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than three years; and such reports are or will be true and correct in every material respect.

(c) Registration Rights.

(i) The Company agrees to register the Restricted Shares upon registration of any

other securities of the Company, but in no event later than 180 days from the date of this Agreement. The rights contained in this paragraph shall continue until all Restricted Shares have been registered for resale. All costs and expenses of any such registration statement shall be paid by the Company other than sales commissions and the expenses of any separate legal counsel engaged by the Consultant.

(ii) The shares issued pursuant to this Agreement may not be transferred except in a transaction which is in compliance with the Securities Act and applicable state laws and regulations.

5. **Duties, Representations, and Warranties of the Company.**

(a) The Company shall supply Consultant, on a regular and timely basis, with all true, correct, and accurate and approved data and information about the Company, its management, its products and/or services, its operations, and financial condition and statements as necessary for Consultant to perform its duties hereunder. The Company shall be responsible for advising Consultant of any facts that would affect (directly and indirectly) the accuracy of any prior data and information concerning the Company previously supplied to Consultant by any party.

(b) The Company shall promptly supply Consultant with full and complete copies of all: (i) filings with all Federal and State securities agencies; (ii) shareholder reports and communications and press releases; (iii) data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and (iv) product/service brochures and sales materials.

(c) The Company will notify Consultant contemporaneously if any information or data being supplied to Consultant has not been generally released or promulgated.

(d) The Company represents and warrants that any and all data, information, and documents that it (or any third party including without limitation, consultant, advisor, attorney, accountant, broker-dealer, investment banker, market maker) supplies, makes available, or provides to Consultant is materially true, accurate and correct and that it is not omitting any material data, information and documents. The Company agrees and acknowledges that Consultant shall discharge its duties hereunder based on the representation made in the foregoing sentence, and that Consultant will not, shall not and need not undertake any steps to verify, correct, modify or amend the truth, correctness and completeness of the data, information and documents supplied to Consultant.

6. **Representations, Warranties and Activities of Consultant.**

(a) Consultant's activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute acting as a securities broker or dealer or finder. Further, Consultant shall not receive any compensation of any form

for introducing or locating a potential investor or members of the financial community to the Company.

(b) Consultant's activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute the services of a lawyer, accountant, broker-dealer, or market maker.

(c) Consultant is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act and will assist the Company in completing any filings required by the issuance of the Common Stock.

(d) Subject to Paragraph 5(d) above, Consultant has received all of the information that Consultant has deemed necessary to invest in the Company's securities and Consultant has the financial ability and acumen to invest in, and mange, an investment in the securities of the Company.

(e) Consultant is not and does not own any interest in any broker-dealer registered with the SEC and FINRA, other than less than 1% holdings in the publicly traded stock of NYSE or NASDAQ traded companies and will not compensate any registered broker dealer for any activity relating to the Company.

7. **Covenants of Consultant**. In addition to the representation, warranties and covenants provided elsewhere in this document, the Consultant agrees that during the period while Consultant holds any equity, or derivative of equity in the Company, Consultant shall:

(a) maintain all material non-public information in confidence;

(b) while in possession of material non-public information about the Company, not, nor will he cause others to, trade the equity or debt of the Company privately or on any public marketplace that develops for the Company's equity or debt;

(c) refrain from any so called "short selling."

8. **Compliance with 17(b) of the Securities Act**.

(a) The Consultant will not itself and will not cause others to violate Section 17(b) of the Securities Act regarding the Company's Common Stock or any derivative it may hold or transfer.

(b) The Company will ensure that publishers, engaged by the Company, of any information about the Company will comply with Section 17(b) of the Securities Act.

9. **Indemnification**. The Client and its subsidiaries and affiliates, agrees, jointly and severally, to indemnify, defend, and hold harmless, pay and reimburse Consultant against and/or from any and all damages, losses, liabilities, obligations, penalties, fines, claims, demands, defenses, judgments, suits, proceedings, fees, costs, disbursements, or expenses of any kind

whatsoever (including attorneys' fees, agents' fees, experts' fees, and disbursements) which may be imposed upon, incurred by, asserted, or awarded as a result of any claims, counterclaims, actions, causes of action, suits, defenses, judgments, fines, notices, inquiries, subpoenas, debts, offsets, accounts, torts, damages, demands, and liabilities whatsoever based upon or arising out of this Agreement ("Losses"). The foregoing obligation shall not apply to any Losses to the extent that such Losses are finally determined, by a court of competent jurisdiction or an arbitrator, as applicable, to be caused solely by the willful misconduct or grossly negligent acts or omissions of Consultant. The Client further agrees and shall be required to promptly advance (and if not advanced, promptly reimburse) the Consultant for reasonable legal and attorneys' fees and other expenses and costs ("reasonable fees") the Consultant has incurred or likely to be incurred in relating to the Losses or investigating, preparing to defend or defending against any inquiries, investigations, claims, demands, judgments, suits, actions, causes of action and/or proceedings relating to any Loss or Losses. For avoidance of doubt, the Client shall advance the Consultant's reasonable fees hereunder.

10. **Term of Agreement**. This Agreement shall become effective upon execution hereof and remain in effect for a period of twelve (12) months, unless Consultant agrees to extend the term in Consultant's sole discretion.

11. **Where Services shall be performed**. Consultant's services shall be performed at Consultant's main office location or other such designated location as Consultant, in its sole discretion, determines to discharge the Services to be performed.

12. **Consultant as an Independent Contractor, Third Parties and Conflicts**.

(a) Consultant is an independent contractor, and not an employee of the Client. Consultant has no authority to bind the Client or any affiliate of the Client in any manner including any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith. Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Client employees. Consultant shall be solely responsible for its own Federal, State or local taxes. Consultant may use subcontractors and third parties to provide the services set forth herein at its discretion. The Client hereby acknowledges that Consultant does, and shall, represent and service other and multiple clients in the same manner as it does the Client. Additionally, the Client hereby acknowledges that Consultant may represent companies which compete with the Client (without prior approval from the Client), and that this Agreement is non-exclusive with regard to Consultant's services.

13. **Termination of Agreement**. This Agreement may be terminated prior to the expiration of the term set forth herein only as follows:

(a) By either Party if the other party materially breaches any provision of this Agreement and either (i) the breach cannot be cured, or (ii) if the breach can be cured, it is not cured by the breaching party within three (3) business days after the breaching party's receipt of written notice of said breach;

(b) Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

(c) Upon the other party taking the benefit of any insolvency law; and/or

(d) Upon the other party having or applying for a receiver appointed for either party.

14. Expenses.

(a) The Client shall be solely responsible for paying all third-party fees and expenses, including but not limited to attorneys, accountants, auditors, SEC filing fees, stock exchange fees, transfer agent fees, EDGAR/XBRL filer fees, DTC fees, printing costs and blue-sky exemption fees.

(b) The Client agrees to reimburse Consultant for all Consultant's reasonable expenses incurred with respect to discharging its Services, including but not limited to travel expenses, overnight package and mailing expenses, upon presentation of appropriate evidence of such expenses; provided, however, that any expenses more than $200 shall be approved in writing by the Client before they are incurred by the Consultant.

15. Miscellaneous.

15.1 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile, digital or electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile, digital or electronic transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

15.2 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

15.3 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

15.4 Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of Consultant and the Client, their affiliates and persons acting on their behalf with respect to the matters covered herein and

therein and, except as specifically set forth herein or therein, neither the Client nor Consultant makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Client and Consultant.

15.5 Notices. Any notices required or permitted hereunder shall be given in writing, and shall be deemed to have been duly given when delivered by hand, posted by registered first class mail (airmail if international) or sent via recognized overnight couriers (e.g., Federal Express) or sent by email to the Party to which such notice is required to be given at the business addressor email addresses stated in this Agreement or to such other address or email address as such Party may have specified to the other in writing. Notices shall be deemed received on the earlier of the following: (a) notices sent by email shall be deemed received on the same day of such sending if sent before 5:00 pm ET, and the next business day if sent thereafter (b) notices delivered by hand shall be deemed received the first business day following such delivery, and (c) notices which have been posted or sent via overnight courier shall be deemed received on the second business day following posting. The addresses for such communications shall be:

If to the Client: In the name and to the address as indicated on the signature page

If to Consultant:
Meraki Partners, LLC
3970 SW 24th Avenue, #217
Gainesville, Florida 32607
Joel @ PublicFinancial.com

15.6 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

15.7 Failure. In the event the Client brings any action against Consultant for breach of this Agreement, Consultant's entire liability to the Client shall not exceed the Cash Fee paid to Consultant hereunder. In no event shall Consultant be liable to the Client or any other party for any indirect, incidental, loss profits, special, exemplary, consequential, or punitive damages, nor for any claim against the Client by any person or entity arising from or in any way related to this Agreement.

15.8 Timing. Any claim arising out of this engagement, except claims or actions by Consultant to enforce payment for its Services, must be asserted within one year from the end of the Term of the Agreement, notwithstanding any statutory provision to the contrary.

15.9 Further Assurances. The Client shall do and perform, or cause to be done and

performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

15.10 Law and Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed in such location, without giving effect to conflict of law principles. All controversies, claims and matters of difference arising between the parties under, relating to, or arising out of, this Agreement shall be exclusively submitted to binding arbitration in the Alachua County in the State of Florida under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") from time to time in force (to the extent not in conflict with the provisions set forth herein). This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA. Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution. In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations. The parties shall have reasonable discovery rights as determined by the arbitration. The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne.

If the Client breaches the Agreement or fail to comply with their obligations set forth in Section 3, the Client agrees to, promises to, and shall pay to the Consultant all reasonable costs and expenses for Consultant's enforcement of this Agreement, including but not limited to, reasonable attorneys' fees and other expenses, including but not limited to, out-of-pocket expenses, expert and consulting fees and costs, and court costs. This includes any reasonable attorneys' fees, costs and expenses in any action or proceeding, including but not limited to enforcing this Agreement; it further includes, but is not limited to, reasonable fees and disbursements of attorneys incurred before such action or proceeding is commenced, and before, during, and after any trial, arbitration, or mediation; and on any appeal, whether the action or proceeding is at law, in equity, or in any bankruptcy case or proceeding.

15.11 Variations in Pronouns. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

15.12 No Impairment. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Agreement (including but not limited to the Fees referenced in Section 3) and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Consultant against impairment.

15.13 Legal Representation. Each of the Parties acknowledges and agrees that each was represented by counsel of its, her, or his choosing throughout the negotiation of this Agreement; that each of the Parties had sufficient time to consider this Agreement, and is entering into this Agreement freely and knowingly; and that the provisions of this Agreement reflect the draftsmanship by counsel for the respective Parties.

15.14 Construction. The language of this Agreement shall not be construed for or against any Party hereto, regardless of who drafted or was principally responsible for the drafting of this Agreement or any specific term or condition hereof. This Agreement shall be deemed to have been drafted by all the Parties hereto and no Party shall urge otherwise. The headings used in this Agreement are for the convenience of the Parties and are not to be considered in construing the meaning of any of the terms herein.

15.15 Authority.

(a) Both the Consultant and the Client have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Consultant and the Client and is enforceable in accordance with its terms.

(b) The execution and delivery of this Agreement and the other agreements contemplated hereunder, and the consummation of the transactions contemplated hereby and thereby, and the performance by the Client of this Agreement, in accordance with their respective terms and conditions, will not:

(i) Require the approval or consent of any foreign, federal, state, county, local, or other governmental or regulatory body or the approval or consent of any other person;

(ii) Conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment, or decree applicable to the Client, or any instrument, contract, or other

agreement to which the Client is a party or by or to which the Client is bound or subject.

15.16 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the Parties and their respective heirs, distributees, executors, administrators, legal representatives, successors and assigns.

15.17 Survivability. Unless otherwise stated herein, the representations, warranties and covenants of the Client and/or Company contained in this Agreement shall survive the date of this Agreement and, notwithstanding the completion or termination of this Agreement and notwithstanding any subsequent disposition by the Consultant of any of the Securities referred to herein, shall continue in full force and effect for the benefit of the Consultant for a period of five (5) years following the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

CONSULTANT

Meraki Partners, LLC

DocuSigned by:
Joel ARBERMAN
3222CE2FDE3D4D6

By: Joel Arberman, Managing Member

CLIENT

Collapsible Revolution, LLC

DocuSigned by:
Drew Hall
123E3DD6BADA438

By: Drew Hall, Managing Member

AMENDMENT TO CONSULTING AGREEMENT

FOR VALUE RECEIVED, the parties to that certain Consulting Agreement (the "Agreement") executed on May 20, 2022, which is attached hereto and made a part hereof for all purposes, hereby agree to amend the Agreement as follows:

Paragraph 3(a)(ii) of the Agreement is hereby deleted.

> 3(a)(ii) A fee of the Company's restricted common stock (the "Restricted Shares"), $0.001 par value per share (the "Common Shares"), equivalent to 10%, of the shares outstanding as of the date of this Agreement, which shares shall be registered on the next Form S-1 or other comparable registration statement filed by the Company in the United States or Canada; and

All of the other terms and conditions of the Consulting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum on the 27th day of October, 2022.

COLLAPSIBLE REVOLUTION, LLC

DocuSigned by:

By: Drew Hall

123F3DD6BADA438...

Drew Hall

Managing Member

MERAKI PARTNERS, LLC:

DocuSigned by:

By: Joel ARBERMAN

8222CF2FDE3B4D6...

Joel Arberman

Managing Member